Exhibit 23.3

WILLIAMSON PETROLEUM CONSULTANTS, INC.

550 WEST TEXAS AVENUE, SUITE 300

MIDLAND, TEXAS 79701-4246

PHONE: 432-685-6100

FAX: 432-685-3909

E-MAIL: WPC@WPC-INC.COM

CONSENT OF INDEPENDENT ENGINEERS.

As oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the incorporation by reference in Registration Statement (File No. 333-135853) on Form S-8, and the Registration Statement (File No. 333-113583) on Form S-3 of RAM Energy Resources, Inc. to be filed with the Securities and Exchange Commission on or about April 2, 2007 (the “Registration Statement”), of information from our report for RAM Energy Resources, Inc. effective December 31, 2006 entitled, “Evaluation of Oil and Gas Reserves to the Interests of RAM Energy Resources, Inc. in Certain Properties Effective December 31, 2006 Proved Properties for Disclosure to the Securities and Exchange Commission and Probable Properties Utilizing Nonescalated Economics Williamson Project 6.9176” dated March 15, 2007 and data extracted therefrom (and all references to our Firm) included in or made a part of this Form 10-K Annual Report of RAM Energy Resources, Inc.

/s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.

WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas

April 2, 2007